Exhibit 99.1

Newsmax Enters into Standby Equity Purchase Agreement of Up to $1.2 Billion With Yorkville Advisors

BOCA RATON, FL – April 7, 2025 – Newsmax Inc. (NYSE: NMAX) (“Newsmax” or the “Company”) today announced that it has entered into a standby equity purchase agreement (“Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”).

As part of the Purchase Agreement, Newsmax has the option, but not the obligation, to require Yorkville to purchase up to $1.2 billion of ordinary shares in Newsmax at any time during the term of the agreement, subject to certain conditions and limitations. The Purchase Agreement has a term of 24 months.

“We are thrilled by the investor response to our recent public offering and this agreement provides Newsmax the flexibility to raise additional capital when needed, and we are focused on ensuring that the terms of any future funding will be beneficial to the Company,” said Christopher Ruddy, CEO of Newsmax, Inc.

“While we are under no obligation to draw on the full amount, this action allows us to maintain a strong balance sheet while adding liquidity to our shares over time. The new access to capital will also provide our team with the flexibility to respond to new opportunities and challenges in an efficient manner as we continue to grow Newsmax as the media landscape evolves.”

For more information, please view the Form 8-K filed with the SEC which can be found on Newsmax’s Investor Relations website at www.ir.newsmax.com and the SEC’s website at www.sec.gov.

About Newsmax

Newsmax Inc. is a holding company that owns 100% of the equity interests of its operating company Newsmax Media, Inc. Newsmax Media, Inc., the parent company of Newsmax Broadcasting LLC, offers Americans independent news. Since its founding in 1998 by award-winning journalist Christopher Ruddy, Newsmax has become a go-to place for Americans seeking real news, insightful perspective and honest opinion.

Newsmax operates the Newsmax channel, now the fourth highest-rated cable news channel, according to Nielsen, and is available on all major cable systems and OTT platforms.

Newsmax’s media properties reach more than 40 million Americans regularly through the Newsmax channel, its free streaming channel Newsmax2, the Newsmax App and its streaming service Newsmax+, its website Newsmax.com, and publications like Newsmax Magazine.

Forbes has called Newsmax “a news powerhouse” and the Reuters Institute last year found that the network was one of the top 12 U.S. news brands.

Through its media outlets Newsmax champions a free press, one that provides Americans with balanced coverage, diverse viewpoints, and open debates on the issues affecting their lives.

Newsmax Inc., based in Boca Raton, Fla., with offices in Washington, D.C. and New York City, is headed by its CEO Christopher Ruddy.

For more information, please visit Investor Relations | Newsmax Media, Inc.

About Yorkville

Yorkville Advisors is a global registered investment manager to a number of private investment funds. Yorkville invests funds’ capital through customized structured debt and equity investments. Yorkville’s investment criteria focuses on management teams, business fundamentals, and stock trading metrics. Yorkville funds have broad investment mandates across many sectors and geographies. Yorkville funds are often the sole investor in a capital raise, allowing for a controlled and disciplined exit strategy. Yorkville’s team has been providing growth and acquisition capital to public companies since 2001.

Investor Contacts

Newsmax Investor Relations
ir@newsmax.com

FORWARD-LOOKING STATEMENTS:

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the amount of proceeds to be received by the Company from the sale of shares to Yorkville and related matters. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. Forward-looking statements can be identified by those that are not historical in nature, particularly those that use terminology such as “may,” “could,” “intend,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, various factors should be considered, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this communication and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. The Company does not guarantee future results, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. Forward-looking statements should not be relied upon as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this communication to conform our prior statements to actual results or revised expectations, and we do not intend to do so. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to changes in domestic and global general economic and macro-economic conditions and the volatility of the price of Common Stock that may result from, among other things, comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media, large shareholders exiting their position in our Common Stock, any negative public perception of us, sales of shares by Yorkville or other shares we previously registered for resale and/or uncertainties and factors set forth in the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2024, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Undue reliance should not be placed on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.